UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2042 Corte Del Nogal, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

(760) 918-9165

(Registrant’s telephone number, including area code)

 n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

On May 22, 2020, Qualigen Therapeutics, Inc., formerly known as Ritter Pharmaceuticals, Inc. (the “Company”), completed its previously announced “reverse merger” transaction with Qualigen, Inc. (“Qualigen” – not to be confused with the Company) in accordance with the terms of the Agreement and Plan of Merger, dated as of January 15, 2020, by and among the Company, RPG28 Merger Sub, Inc. (“Merger Sub”), and Qualigen (as amended on February 1, 2020 and March 26, 2020, the “Merger Agreement”), pursuant to which Merger Sub merged with and into Qualigen with Qualigen surviving as a wholly owned subsidiary of the Company (the “Merger”). The former stockholders of Qualigen acquired, via the merger, a substantial majority of the shares of the Company.

Item 4.01. Change in Registrant’s Certifying Accountant.

For accounting purposes, the Merger is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Qualigen, which have been audited by Squar Milner LLP (“Squar”), became the historical financial statements of the Company. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

On May 26, 2020, each of the Audit Committee of the Company’s board of directors and the full board of directors approved the dismissal of Mayer Hoffman McCann P.C. (“MHM”) as the Company’s independent registered public accounting firm and the engagement of Squar as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended March 31, 2020, which will reflect Qualigen as the accounting acquirer.

The reports of MHM on the Company’s financial statements for each of the two fiscal years ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The reports of MHM on the Company’s financial statements for each of the two fiscal years ended December 31, 2019 and December 31, 2018 contained an explanatory paragraph disclosing the uncertainty regarding the Company’s ability to continue as a going concern.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2019 and December 31, 2018 and the interim period between December 31, 2019 and the date of MHM’s dismissal, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and MHM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of MHM, would have caused MHM to make reference to the subject matter of the disagreement in its reports.

Within the fiscal years ended December 31, 2019 and December 31, 2018 and the interim period between December 31, 2019 and the date of MHM’s dismissal, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and related instructions).

The Company has delivered to MHM a copy of the above disclosure and requested that MHM provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree.

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Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, the Company’s board of directors adopted a code of business conduct and ethics (the “Code”) effective following the Merger. The Code superseded the Company’s existing code of business conduct and ethics previously adopted by its board of directors. The Code applies to all directors, officers and employees of the Company.

The existing code was refreshed and updated in connection with the Merger to conform the Code to reflect current best practices and enhance the Company personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities, and improve its clarity as to how to address ethical issues that may arise.

The newly adopted Code did not result in any explicit or implicit waiver of any provision of the Company’s code of business conduct and ethics in effect before the adoption of the Code. The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code.

Item 5.08. Shareholder Director Nominations.

The Company’s board of directors has not yet set the date of the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”) or the record date for stockholders entitled to notice of and to vote at the Annual Meeting. The anniversary of the date of the Company’s 2019 annual meeting of stockholders is June 14, 2020, and the Annual Meeting will not be held within 30 days after that anniversary. Qualified stockholder proposals or qualified stockholder nominations, including any notice on Schedule 14N, will be due to the Company no later than September 10, 2020, which is a reasonable time before the Company believes it would first mail its proxy materials for the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: May 29, 2020	By:	/s/ Michael S. Poirier
Michael S. Poirier, President and Chief Executive Officer

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